Exhibit 10.1

WERNER ENTERPRISES, INC.
AMENDED AND RESTATED EQUITY PLAN

1. Background and History. Werner Enterprises, Inc. (the "Company") initially adopted the Werner Enterprises, Inc. Stock Option Plan in 1987, such plan being approved by the Company's shareholders on June 9, 1987 at the Company's annual meeting. The stock option plan was amended and restated in 1988, 1994, 2000, and 2004. The plan was last amended and restated in 2007, and renamed the Werner Enterprises, Inc. Equity Plan (the “Plan”). If approved by the Company's shareholders, the Company desires to again amend and restate the equity plan, the terms of which are set forth herein, to add restricted stock units to the types of awards eligible to be granted under the Plan and to list objective performance criteria intended to satisfy the criteria for “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

2. Purpose. The purpose of the Plan is to advance the interests of the Company and its shareholders by attracting and retaining those individuals whose skill and initiative enhance the Company's continued success, growth and profitability. This Plan authorizes the Company to grant nonqualified stock options, stock appreciation rights, restricted stock, and restricted stock units (hereinafter defined as "Awards") to employees and non-employee directors. This Plan authorizes the grant of Awards in order to help attract and retain key employees and non-employee directors, by further aligning their financial interests with those of the Company's shareholders and by providing them with participatory rights in the future success and growth of the Company, without necessarily requiring a financial outlay by these individuals to ensure their participation in the Plan benefits.

3. Definitions. The following words shall have the following meaning:

(a)    "Affiliate" of the Company means any Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with the Company.

(b)    "Award" means a grant of one or more Options, one or more Stock Appreciation Rights, one of more shares of Restricted Stock, or one or more Restricted Stock Units.

(c)    "Award Agreement" means a written agreement or instrument between the Company and a Participant evidencing an Award.

(d)    "Board" means the Board of Directors of the Company.

(e)    "Cause" means unless otherwise defined in a Participant's employment agreement or change in control severance agreement with the Company, in which case such definition will apply, (i) the material misappropriation of any of the Company's funds or property; (ii) the conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof; (iii) commission of an act of willful damage, willful misrepresentation, willful dishonesty, or other willful conduct that can reasonably be expected to have a material adverse effect on the business, reputation, or financial situation of the Company; or (iv) gross negligence or willful misconduct in performance of a Participant's duties; provided, however, “cause” shall not exist under clause (iv), above, with respect to an act or failure to act unless (A) the Participant has been provided written notice describing in sufficient detail the acts or failure to act giving rise to the Company's assertion of such gross negligence or misconduct, (B) been provided a reasonable period to remedy any such occurrence and (C) failed to sufficiently remedy the occurrence.

(f)    "Change in Control" means the first to occur of the following events:

(1)    Any Person, other than a Member of the Werner Family, is or becomes the Beneficial Owner (within the meaning set forth in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company (not including for this purpose any securities acquired directly from the Company or its Affiliates or held by an employee benefit plan of the Company) representing 50% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (x) of paragraph (3) of this definition; or
(2)    The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(3)    There is consummated a merger or consolidation of the Company with any other corporation, OTHER THAN (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including for this purpose any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of the combined voting power of the Company's then outstanding securities; or

(4)    The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, (A) a "Change in Control" shall not be deemed to have occurred by virtue of (i) the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the Company's assets immediately following such transaction or series of transactions or (ii) the acquisition of shares of Common Stock by the Company such that, by reducing the number of outstanding shares of Common Stock, the proportionate number of shares of Common Stock Beneficially Owned by a Person was increased, and, but for this sentenced resulted in a Change in Control; and (B) unless otherwise provided in the applicable Award Agreement, to the extent necessary to comply with the applicable provisions of Section 409A of the Code, “Change in Control” shall conform to the definition of change in control under Section 409A of the Code, and the Treasury Department or Internal Revenue Service regulations or guidance issued thereunder.

(g)    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(h)    "Company" means Werner Enterprises, Inc., a Nebraska corporation.

(i)    "Committee" means (A) the Board, or (B) one or more committees of the Board to whom the Board has delegated all or part of its authority under this Plan. Initially, the Committee shall be the Compensation Committee of the Board which is delegated all of the Board's authority under this Plan as contemplated by clause (B) in this definition.

(j)    "Common Stock" or "Stock" means the common stock of the Company, par value $.01 per share.

(k)    "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

(l)    “Covered Employee(s)” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

(m)    "Effective Date" means May 14, 2013, such date being the date this amended and restated Plan was approved by the Company's shareholders.

(n)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(o)    "Fair Market Value" means: (i) if the Stock is traded on a national securities exchange, the closing trading price of a share of Stock for composite transactions, as published by The Wall Street Journal for the date in question; or (ii) if the Stock is not traded on a national securities exchange, the value of the Stock determined in good faith by the Committee in its sole discretion.

(p)    "Good Reason" means, without a Participant's written consent and unless otherwise defined in a Participant's employment agreement or change in control severance agreement with the Company (in which case such definition will apply), any of the following:

(1)    Any material and adverse reduction or material and adverse diminution in a Participant's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities held, exercised or assigned at any time during the 90-day period immediately preceding the Change in Control;

(2)    Any reduction in a Participant's annual base salary as in effect immediately preceding the Change in Control or as the same may be increased from time to time; or

(3)    A Participant being required by the Company to be based at any office or location that is more than 70 miles from the location where the Participant was employed immediately preceding the Change in Control.

Provided, however, notwithstanding the occurrence of any of the events set forth above in this definition, Good Reason shall not include for the purpose of this definition (1) an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant, or (2) any reduction in the Participant's base annual salary or reduction in benefits received by the Participant where such reduction is in connection with a company-wide reduction in salaries or benefits.

(q)    "Member of the Werner Family" means (i) Clarence L. Werner and any other person who shall be a lineal descendant, naturally or by legal adoption, of Clarence L. Werner (each such person being referred to as a "Werner Descendant"), (ii) a spouse of a Werner Descendant, and (iii) a trust, corporation, limited liability company or partnership under the terms of which the principal beneficiaries are Werner Descendants or persons included in clause (i) or (ii). For purposes of the foregoing, a person who is a spouse of a Werner Descendant at the time of the death of such Werner Descendant shall continue to be a Member of the Werner Family following such death only so long as there is living a Werner Descendant who is an issue (naturally or by legal adoption) from the marriage of such person and such deceased Werner Descendant.

(r)    "Option" means a right to purchase Common Stock, granted pursuant to Section 7 of the Plan. All Options granted under the Plan will be nonqualified stock options and not "Incentive Stock Options" under Section 422 of the Code.

(s)    "Option Price" means the purchase price for Common Stock under an Option, as determined in Section 7 below.

(t)    “Performance Award” means any Award granted pursuant to Section 11 of the Plan.

(u)    "Plan" means this Werner Enterprises, Inc. Amended and Restated Equity Plan, as amended from time to time.

(v)    "Participant" means an employee or non-employee director of the Company (or any of its subsidiaries) to whom an Award is granted under the Plan.

(w)    "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including "group" as defined in Section 13(d) thereof.

(x) “Performance Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received an Award, that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of a joint venture, Subsidiary, business unit, division, department, business segment, region or function and/or that are related to the performance of the individual Participant. The Performance Objectives may be made relative to the performance of other companies or an index covering multiple companies. The Performance Objectives applicable to any Qualified Performance-Based Award will be based on specified levels of or growth in one or more of the following criteria: earnings per share; revenues; operating income; operating expense ratios; net income; return on stockholders' equity; return on assets; return on invested capital; cost of capital; return on revenues; gross margin; net operating margin; market share; cash flow; total shareholder return; common stock price; market capitalization; price to earnings ratio; financial return ratios; accounts receivable days outstanding; or any variation or combination of the foregoing. Performance Objectives need not be the same in respect for all Participants and may be established separately for the Company as a whole or for its various groups, divisions, subsidiaries and affiliates. Each of the Performance Objectives must be established in writing by the Committee prior to the commencement of the services to which the Performance Objectives relate, but no later than ninety (90) days after the commencement of the service period to which they relate, and while the outcome is substantially uncertain (i.e. before 25% of the Performance Period has elapsed).

In connection with the establishment of Performance Objectives, except as otherwise required under Section 162(m) of the Code, the Committee may exclude the impact on performance of charges for restructuring, acquisitions, divestitures, discontinued operations, extraordinary items, and other unusual or non-recurring items and the cumulative effects of changes in tax law or accounting principles, as such are defined by generally accepted accounting principles or the Securities and Exchange Commission and as identified in the Company's audited financial statements, notes to such financial statements or management's discussion and analysis in the Company's annual report or other filings with the Securities and Exchange Commission; provided, that the Committee commits to make such adjustments consistently with the requirements of Section 162(m) of the Code.

(y) “Performance Period” means, in respect of an Award intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code, a period of time established within which the Performance Objectives relating to such Award is to be achieved.

(z) “Qualified Performance-Based Award” means any Award or portion of an Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

(aa) "Restricted Stock" means Stock granted under Section 9 that is subject to those restrictions set forth therein and the Award Agreement.

(ab) “Restricted Stock Unit” or “RSU” means a right to receive a share of Stock or cash value equal to a share of Stock granted under Section 10 that is subject to those restrictions set forth therein and the Award Agreement.

(ac) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act.

(ad) "Stock Appreciation Right" or "SAR" means a right to receive an amount equal to the appreciation in a share of Stock from the grant date to the exercise date and granted pursuant to Section 8 below.

4. Stock Subject to Plan; Award Limits.

(a)    Number of Shares. Subject to the provisions of Section 15 of the Plan, the maximum number of shares of Common Stock that may be issued under the Plan is 20,000,000 shares. Such shares may be treasury, or authorized but unissued, shares of Common Stock of the Company.

(b)    Award Limitation. Subject to adjustment pursuant to Section 15, Awards covering no more than 500,000 shares in the aggregate may be granted to one person in any one calendar year during the Plan's duration.

(c)    Unused and Forfeited Stock. Any shares of Common Stock that are subject to an Award under this Plan that are not used because the terms and conditions of the Award are not met, including any shares that are subject to an Award that expires or is terminated for any reason, any shares that relate to Awards that are settled in cash, any shares that are used for full or partial payment of the purchase price of shares with respect to which an Option is exercised and any shares retained by the Company pursuant to Section 20(b) shall automatically become available for use under the Plan.

5. Administration.

(a)    Composition. The Plan shall be administered by the Committee. To the extent the Board considers it desirable for transactions relating to Awards to be eligible to qualify for an exemption under Rule 16b-3, the Committee shall consist of two or more directors of the Company, all of whom qualify as "non-employee directors" within the meaning of Rule 16b-3. To the extent the Board considers it desirable for compensation delivered pursuant to Awards to be eligible to qualify for an exemption from the limit on tax deductibility of compensation under Section 162(m) of the Code, the Committee shall consist of two or more directors of the Company, all of whom shall qualify as "outside directors" within the meaning of Code Section 162(m).

(b)    Authority. Two members of the Committee shall constitute a quorum for the transaction of business. The Committee is granted the authority to determine the recipients of Awards, the number of shares subject to such Awards, if applicable, the date on which Awards are granted, become exercisable or vested, and any other terms of the Awards consistent with the terms of this Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final, unless otherwise determined by a majority of the entire Board. No member of the Board or the Committee shall be liable for any action or determination made by him in good faith.

(c)    Delegation. Notwithstanding the general administrative powers discussed above, the Board may, by resolution, expressly delegate to a special committee consisting of two or more directors, who may also be officers of the Company, or to a senior executive officer of the Company, the authority, within specified parameters, to (i) grant employees Awards under the Plan, and (ii) determine the number of such Awards to be received by any such participants; provided, however, that if such delegation of duties and responsibilities is to officers of the Company or to directors who are not "non-employee directors" (within the meaning of Rule 16b-3 under the Exchange Act) and "outside directors" (within the meaning of Code Section 162(m)), such officers or directors may not grant, or otherwise administer, Awards to employees (a) who are subject to Section 16(a) of the Exchange Act at the time of grant, or (b) who, at the time of grant, are anticipated to become during the term of the Award, "covered employees" as defined in Code Section 162(m). The acts of such delegate(s) shall be within limits specifically prescribed by the Board, will be treated hereunder as acts of the Board and such delegate(s) shall report regularly to the Board and the Compensation Committee of the Board regarding the delegated duties and responsibilities and any Awards so granted.

6.    Eligibility. The Committee may grant Awards to any key employee (including an employee who is a director and/or an officer of the Company and its subsidiaries) and any non-employee director. Awards may be granted by the Committee at any time and may include or exclude new or previous Participants as the Committee shall determine. Awards granted need not contain similar provisions.

7.    Stock Options. The Committee may grant one or more Options to a Participant. Each Option will be evidenced by a written Award Agreement and entered into by the Company and the Participant to whom the Option is granted, such Award Agreement containing or being subject to the following terms and conditions:

(a)    Option Price. The purchase price of Common Stock under each Option shall be not less than 100 percent of the Fair Market Value of the Common Stock on the date the Option is granted. Except as permitted by the provisions of Section 15 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options to reduce the Option Price of such Options, or (ii) cancel such Options and grant substitute Options with a lower Option Price than the cancelled Options, in each case without the approval of the Company's stockholders.

(b)    Time and Method of Payment. The Option Price shall be paid in full at the time an Option is exercised under the Plan through a payment of cash or cashier's check or, if permitted by the Committee, (i) the surrender or attestation of previously acquired Stock, the payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (ii) withholding shares (net-exercise) otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or (iii) any other method permitted under applicable law. Exercise of an Option without concurrent payment in full of the Option Price shall be invalid and of no effect. Upon the exercise of an Option and the payment of the full Option Price, the Participant shall be entitled to the issuance of a stock certificate evidencing his ownership of such Common Stock (or an appropriate book entry shall be made) and, as of that date, the Participant shall have all the rights of a shareholder. No adjustment will be made for ordinary dividends or other rights for which the record date is prior to the date the Participant is entitled to the issuance of such Common Stock.

(c)    Number of Shares. Each Option shall state the total number of shares of Common Stock to which it pertains. The number of shares to which a Participant is entitled under an Option shall be reduced by the number of Stock Appreciation Rights (described in Section 8 below) related to the Option that have been previously exercised by the Participant.

(d)    Option Period and Limitations on Exercise of Options. The Committee may in its discretion provide that an Option may become exercisable only after the expiration of a period of time specified in the Option Award Agreement. Except as provided in the Option Award Agreement, Options shall not be exercisable until the expiration of six months from the date the Option is granted, and any Option may be exercised in whole or in part. No Option may be exercised after the expiration of ten years and one day from the date it is granted; provided, that an Award Agreement may provide that the period of time over which an Option (or SAR) may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Participant's exercise of such Award would violate applicable securities law; provided further, that during the extended exercise period the Option or SAR may only be exercised to the extent such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date and such extended exercise period shall end not later than thirty (30) days after the exercise of such Option or SAR first would no longer violate such laws. Unless otherwise noted in the Option Award Agreement, no Option may be exercised for a fractional share of Common Stock.

(e)    Limitations Upon Exercise of Options. If a Participant exercises an Option, the SARs to which the Option relates shall expire. Adjustment to the number of shares in the Plan and the price per share pursuant to Section 15 below shall also be made to any Options held by each Participant.

(f)    No Obligation To Exercise Option. The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

8.    Stock Appreciation Rights. The Committee may grant one or more Stock Appreciation Rights at the same time as Participants are awarded Options under the Plan. Such Stock Appreciation Rights shall be evidenced by a written Award Agreement and entered into by the Company and the Participant to whom the SAR is granted, such Award Agreement containing or being subject to the following terms and conditions:

(a)    Grant. Each SAR shall relate to a specific Option under the Plan and shall be awarded to a Participant concurrently with the grant of such Option. The number of SARs granted to a Participant may be equal to the number of shares that the Participant is entitled to receive pursuant to the related Option. Except as permitted by the provisions of Section 15 hereof, the Committee shall not have the power to (i) amend the terms of previously granted SARs to reduce the grant price of such SARs, or (ii) cancel such SARs and grant substitute SARs with a lower grant price than the cancelled SARs, in each case without the approval of the Company's stockholders. The number of SARs held by a Participant shall be the number of SARs granted reduced by:

(1)    the number of SARs exercised for Common Stock or cash pursuant to the SARs Award Agreement; or

(2)    the number of shares of Common Stock purchased by such Participant pursuant to the related Option.

(b)    Manner of Exercise. A Participant shall exercise SARs by giving written notice of such exercise to the Company. The date on which such written notice is received by the Company shall be the exercise date for the SARs.

(c)    Appreciation Available. Each SAR shall entitle a Participant to the excess of the Fair Market Value of a share of Common Stock on the exercise date over the Option Price of the related Option.

(d)    Payment of Appreciation. The appreciation available to a Participant from an exercise of one or more SARs may, in the sole discretion of the Committee, be paid to the Participant either in cash or Common Stock. If paid in cash, the amount thereof shall be the amount of appreciation available (see (c) above). If paid in Common Stock, the number of shares that shall be issued pursuant to the exercise of SARs shall be determined by dividing the amount of appreciation by the Fair Market Value of a share of Common Stock on the exercise date of the SAR; provided, however, that no fractional shares shall be issued upon the exercise of SARs and any such fractional share shall be rounded up to a whole share.

(e)    Limitations Upon Exercise of SARs. If a Participant exercises a SAR for cash, the Option to which the SARs relates shall expire. SARs may be exercised only at such times and by such persons as may exercise Options under the Plan. Adjustment to the number of shares in the Plan and the price per share pursuant to Section 15 below shall also be made to any SARs held by each Participant.

(f)    No Obligation To Exercise SARs. The granting of one or more SARs shall impose no obligation upon the Participant to exercise such SARs

9.    Restricted Stock.    The Committee may grant one or more shares of Restricted Stock in such amounts as the Committee shall determine and subject to the terms and provisions of this Plan. Each Restricted Stock Award will be evidenced by a written Award Agreement and entered into by the Company and the Participant to whom the Restricted Stock is granted, such Award Agreement containing or being subject to the following terms and conditions:

(a)    Restrictions. A Participant's right to retain shares of Restricted Stock shall be subject to such a restriction that the Participant continue to perform as an employee or remain a non-employee director for a restriction period specified by the Committee and not less than one year nor more than ten years. The Committee may also require that a Participant's right to retain shares of Restricted Stock is subject to the attainment of specified Performance Objectives pursuant to Section 11. The Committee may, in its sole discretion, require different periods of service or different Performance Objectives with respect to (i) different Participants or (ii) separate, designated portions of the shares that are Restricted Stock.

(b)    Privileges of a Shareholder, Transferability. Unless otherwise provided in the Award Agreement, a Participant shall not have voting, dividend, liquidation and other rights with respect to shares of Restricted Stock. If a Participant is granted in the Award Agreement any voting, dividend, liquidation or other rights on shares of Restricted Stock, such rights (1) shall accrue to the benefit of a Participant only with respect to shares of Restricted Stock held by, or for the benefit of, the Participant on the record date of any such dividend or voting date and (2) subject to the terms of the Award Agreement, any dividends paid on shares of Restricted Stock before such shares become vested may be held in escrow by the Company and subject to the same restrictions on transferability and forfeitability as the underlying shares of Restricted Stock. A Participant's right to sell, encumber or otherwise transfer such Restricted Stock shall, in addition to the restrictions otherwise provided for in the Award Agreement, be subject to the limitations of Section 9(b) hereof.

(c)    Enforcement of Restrictions. The Committee may, in its sole discretion, require one or more of the following methods of enforcing the restrictions referred to in Section 9(a) and (b):

(1)    placing a legend on the Stock certificates referring to restrictions;

(2)    requiring the Participant to keep the Stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect;

(3)    requiring that the Stock certificates, duly endorsed, be held in the custody of a third party nominee selected by the Company who will hold such shares of Restricted Stock on behalf of the Participant while the restrictions remain in effect; or

(4)    issue the Stock in book entry in an account in the custody of a third party nominee selected by the Company who will hold such shares of Restricted Stock on behalf of the Participant while the restrictions remain in effect; or

(5)    inserting a provision into the Restricted Stock Award Agreement prohibiting assignment of such Award Agreement until the terms and conditions or restrictions contained therein have been satisfied or released, as applicable.

10.    Restricted Stock Unit. The Committee may grant one or more Restricted Stock Units in such amounts as the Committee shall determine and subject to the terms and provisions of this Plan. Each such grant of Restricted Stock Units will constitute the agreement by the Company to deliver shares of Common Stock or cash to the Participant in the future in consideration of the performance of services. Each Restricted Stock Unit Award will be evidenced by a written Award Agreement and entered into by the Company and the Participant to whom the Restricted Stock Unit is granted, such Award Agreement containing or being subject to the following terms and conditions:

(a)    Restrictions. A Participant's right to retain shares of Common Stock or cash value underlying Restricted Stock Units shall be subject to such a restriction that the Participant continue to perform as an employee or remain a non-employee director for a restriction period specified by the Committee and not less than one year nor more than ten years. The Committee may also require that a Participant's right to retain Restricted Stock Units is subject to the attainment of specified Performance Objectives pursuant to Section 11. The Committee may, in its sole discretion, require different periods of service or different Performance Objectives with respect to (i) different Participants or (ii) separate, designated portions of the Restricted Stock Units. Any grant of Restricted Stock Units shall contain terms such that the Award is either exempt from Code Section 409A or complies with such Section.

(b)    Privileges of a Shareholder, Transferability. A Participant shall not have voting, dividend, liquidation and other rights with respect to shares of Common Stock underlying such Restricted Stock Units during the restriction period referred to in Section 10(a). A Participant's right to sell, encumber or otherwise transfer such Restricted Stock Unit shall, in addition to the restrictions otherwise provided for in the Award Agreement, be subject to the limitations of Section 10(b) hereof.

(c) Payment. The payment available to a Participant from the vesting of one or more RSUs may, in the sole discretion of the Committee, be paid to the Participant either in cash or Common Stock. Settlement of RSUs shall occur at such times as set forth in the applicable Award Agreements. If paid in cash, the amount thereof shall be equal to the product of the number of units vesting and the Fair Market Value of a share of Common Stock on the vesting date of the RSU. If paid in Common Stock, the number of Restricted Stock Units vesting will be converted to Common Stock on a one-for-one basis on the vesting date of the RSU.

11.    Performance Awards. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated either in cash or in Common Stock (including but not limited to Restricted Stock and Restricted Stock Units), (ii) valued, as determined by the Committee, in accordance with the achievement of such Performance Objectives during such Performance Periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine. Each Performance Award will be evidenced by a written Award Agreement and entered into by the Company and the Participant to whom the Performance Award is granted, such Award Agreement containing or being subject to the following terms and conditions:

(a)    Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the Performance Objectives to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a Performance Period commencing prior to implementation of the amendment.

(b)    Section 162(m). Notwithstanding anything in the Plan to the contrary, unless the Committee determines that a Performance Award to be granted to a Covered Employee should not qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, Performance Awards granted to Covered Employees shall be subject to the terms and provisions of this Section 11(b). To the extent necessary to comply with Section 162(m), with respect to grants of Performance Awards, no later than 90 days following the commencement of each Performance Period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) select the Performance Objectives applicable to the Performance Period, (ii) establish the targets and bonus amounts which may be earned for such Performance Period, and (iii) specify the relationship among the Performance Objectives, the targets thereunder and the amounts to be earned by each Covered Employee for such Performance Period. Prior to the payment or settlement of any Performance Award, the Committee shall certify in writing whether the applicable Performance Objectives have been achieved and the amounts, if any, payable to Covered Employees for such Performance Period. In determining the amount earned by a Covered Employee for a given Performance Period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance for the Performance Period.

(c)    Maximum Payments. With respect to Performance Awards under this Section 11 that are denominated in Common Stock, the aggregate number of shares of Common Stock (including but not limited to Restricted Stock and Restricted Stock Units) that may be granted to any Covered Employee in any year shall not exceed 500,000. With respect to Performance Awards under this Section 11 that are denominated in cash, the maximum amount payable to any Covered Employee for any year is $5,000,000.

(d)    Unless otherwise expressly stated in the relevant Award Agreement, each Award granted to a Covered Employee under the Plan is intended to be “performance-based compensation” within the meaning of Section 162(m). Accordingly, unless otherwise determined by the Committee, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee discretion to increase the amount of compensation otherwise payable to a Covered Employee in connection with any such Award upon the attainment of the Performance Objectives established by the Committee.

12.    Recoupment. Any Performance Award granted pursuant to the Plan shall be subject to mandatory repayment by the Participant to the Company to the extent the Participant is, or in the future becomes, subject to (a) any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any applicable law, rule or regulation, or (b) any law, rule or regulation which imposes mandatory recoupment under circumstances set forth in such law, rule or regulation.

13.    Effect of Termination of Employment on Outstanding Awards. The Committee shall determine in each case whether a termination of employment (including a termination due to disability) shall be considered voluntary or involuntary. In addition, the Committee shall determine, subject to applicable law, whether a leave of absence or similar circumstance shall constitute a termination of employment and the date upon which a termination resulting therefrom became effective. Any such determination of the Committee shall be final and conclusive, unless overruled by the entire Board at its next regular or special meeting. Except as otherwise provided by the Committee, the effect of a Participant's termination of employment (including a non-employee director ceasing to be a member of the Board) on outstanding Awards is as follows:

(a)    Employees.

(1)    Involuntary Termination for Cause. If an employee's employment with the Company or a subsidiary thereof is involuntarily terminated by the Company or such subsidiary for Cause, all of the Options, SARs, shares of Restricted Stock, and Restricted Stock Units held by the employee will immediately terminate and be forfeited and his rights under the Award Agreement to exercise the Options or SARs, or become vested in the Restricted Shares or Restricted Stock Units, as the case may be, will immediately terminate.

(2)    Involuntary Termination by Company Other Than for Cause or Voluntary Resignation-Effect on Options and SARs. If the Company involuntarily terminates an employee's employment not for Cause or if an employee's employment with the Company or a subsidiary of the Company is voluntarily terminated by the employee, the employee may exercise his or her Options or SARs that are otherwise exercisable pursuant to this Plan on the date of such termination for up to and including one hundred and eighty (180) days after such termination of his or her employment, but in no event shall any Option or SAR be exercisable more than ten years and one day from the date it was granted. The Committee has the right to cancel an Option or SAR without notice during such 180 day period if the employee engages in employment or activities contrary, in the opinion of the Committee, to the best interests of the Company.

(3)    Voluntary Resignation-Effect on Shares of Restricted Stock and Restricted Stock Units. If an employee's employment with the Company or a subsidiary of the Company is voluntarily terminated by the employee, all unvested shares of Restricted Stock and Restricted Stock Units then held by the employee shall be forfeited and returned to the Company effective as of the date of the employee's termination.

(4)    Death.

(i)    If an employee dies while employed by the Company, or within one hundred and eighty (180) days after having retired or voluntarily terminated his or her employment, and at the time of death had unexercised Options or SARs, the executors or administrators, or legatees or heirs, of his estate shall have the right to exercise such Options and SARs within one year of the employee's death to the extent that such deceased employee was entitled to exercise the Options and SARs on the date of his death; provided, however, that in no event shall the Options or SARs be exercisable more than ten years and one day from the date they were granted. As a condition to any such exercise, the Committee may require any such executor, administrator, legatee or heir seeking to exercise such Options or SARs to provide evidence satisfactory to the Committee, in its sole discretion, of his or her authority to exercise such Options or SARs on behalf of the employee's estate.

(ii)    If the employee dies while holding shares of Restricted Stock or Restricted Stock Units which have not otherwise been forfeited, all service period restrictions applicable to the shares of Restricted Stock or Restricted Stock Units then held by him or her shall lapse, and such shares shall become fully vested and nonforfeitable. For Qualified Performance-Based Awards, the established Performance Objectives will be evaluated for actual performance to date and all service period restrictions applicable to the shares of Restricted Stock or Restricted Stock Units then held by him or her shall lapse, and such shares shall become fully vested and nonforfeitable.

(b)    Non-Employee Directors.

(1)    Removal for Misconduct. If a non-employee director is removed from the Board for misconduct (as determined by the Company's shareholders), all of the Options and SARs and all unvested shares of Restricted Stock and Restricted Stock Units held by the non-employee director will immediately terminate and be forfeited and his rights under the Award Agreement to exercise the Options or SARs, or become vested in the Restricted Stock or Restricted Stock Units, as the case may be, will immediately terminate.

(2)    Ceasing to be a Member of the Board Other Than for Misconduct. If a non-employee director ceases to be a member of the Board for any reason other than removal for misconduct as described in the immediately preceding paragraph (including but not limited to voluntary resignation, retirement, not standing for re-election, not being elected for a future term by the Company's shareholders, or death), on the date such non-employee director ceases to be a member of the Board, all of the Options and SARs held by the non-employee director shall immediately vest and become exercisable in full and all restrictions applicable to the shares of Restricted Stock or Restricted Stock Units then held by him or her shall lapse and such shares shall become fully vested and nonforfeitable. The non-employee director may exercise his or her Options or SARs for up to and including one hundred and eighty (180) days after such date that he or she ceases to be a member of the Board, but in no event shall any Option or SAR be exercisable more than ten years and one day from the date it was granted. The Committee has the right to cancel an Option or SAR without notice during such 180 day period if the non-employee director engages in activities contrary, in the opinion of the Committee, to the best interests of the Company. If a non-employee director dies within one hundred and eighty (180) days after ceasing to be a member of the Board and at the time of death had unexercised Options or SARs, the executors or administrators, or legatees or heirs, of his estate shall have the right to exercise such Options and SARs within one year of the non-employee director's death to the extent that such deceased non-employee director was entitled to exercise the Options and SARs on the date of his death; provided, however, that in no event shall the Options or SARs be exercisable more than ten years and one day from the date they were granted. As a condition to any such exercise, the Committee may require any such executor, administrator, legatee or heir seeking to exercise such Options or SARs to provide evidence satisfactory to the Committee, in its sole discretion, of his or her authority to exercise such Options or SARs on behalf of the non-employee director's estate.

14.    Nonassignability.

(a)    General Rule. Except as provided below in Section 14(b), no Award may be assigned, alienated, pledged, hypothecated, attached or sold or otherwise transferred or encumbered by a Participant except by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company. If the Participant attempts to alienate, assign, pledge, hypothecate or otherwise dispose of Participant's Award, the Board may terminate the Participant's Award by notice to him or her and such Award will thereupon become null and void.

(b)    Permitted Transfers. Pursuant to conditions and procedures established by the Committee from time to time, the Committee may permit Awards to be transferred to, exercised by and paid to certain persons or entities related to a Participant, including members of the Participant's immediate family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant's immediate family and/or charitable institutions (a "Permitted Transferee"). In the case of new Awards, at the request of the Participant, the Committee may permit the naming of the related person or entity as the Award recipient. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration).

15.    Adjustments in Authorized Shares.

(a)    Without limiting the Committee's discretion as provided in Section 15 hereof, in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property, and other than a normal cash dividend), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other similar corporate transaction or event affects the shares, then the Committee shall, in an equitable and proportionate manner as deemed appropriate by the Committee (and, as applicable, in such manner as is consistent with Sections 162(m), 422 and 409A of the Code and the regulations thereunder) either: (i) adjust any or all of (1) the aggregate number of shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan; (3) the grant or exercise price with respect to any Award under the Plan, and (4) the limits on the number of shares or Awards that may be granted to Participants under the Plan in any calendar year; (ii) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Award. Any such adjustments to outstanding Awards shall be effected in a manner that precludes the material enlargement of rights and benefits under such Awards. If any adjustment or substitution provided for in this Section 15 shall result in the creation of a fractional share under any Award, such fractional share shall be rounded up to a whole share and no fractional share shall be issued.

16.    Reorganization, Change in Control or Liquidation.

(a)    Except as otherwise provided in an Award Agreement or other agreement approved by the Committee to which any Participant is a party, in the event that, within the period commencing on a Change in Control and ending on the second anniversary of the Change in Control, and except as the Committee may expressly provide otherwise prior to a Change in Control, a Participant's employment with the Company or one of its affiliates is terminated other than for Cause, or the Participant voluntarily resigns for Good Reason, then (i) all Options and SARs then outstanding shall become fully exercisable, and (ii) all restrictions (other than restrictions imposed by law), Performance Objectives and conditions on all Restricted Stock and Restricted Stock Unit Awards then outstanding shall be deemed satisfied as of the date of the Participant's termination of employment.

(b)    In addition to the foregoing, in the event the Company undergoes a Change in Control or in the event of a corporate merger or consolidation (other than a merger or consolidation in which the Company is the continuing corporation and that does not result in any reclassification or change of outstanding shares of Common Stock), major acquisition of property (or stock), separation, reorganization or liquidation in which the Company is a party and in which a Change in Control does not occur, the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall have the full power and discretion to take any one or more of the following actions:

(1)    Without reducing the underlying economic value of any Award, amend the procedures and conditions for the exercise or settlement of any outstanding Awards granted hereunder;

(2)    Provide for the purchase by the Company of any Award, upon the Participant's request, for, with respect to an Option or SAR, an amount of cash equal to the positive amount, if any, that could have been attained upon the exercise of such Award or realization of the Participant's rights had such Award been currently exercisable, or, in the case of Restricted Stock or Restricted Stock Unit, the Fair Market Value of such shares of Stock;

(3)    Provide that Options or SARs granted hereunder must be exercised in connection with the closing of such transactions, and that if not so exercised such Options or SARs will expire;

(4)    Make such adjustment to any Award that is outstanding as the Committee or Board deems appropriate to reflect such Change in Control or corporate event; or

(5)    Cause any Award then outstanding to be assumed, or new rights of equivalent economic value substituted therefore, by the acquiring or surviving corporation;

(6)    In accordance with Section 409A, to the extent applicable, provide that (i) any outstanding Performance Awards relating to Performance Periods ending prior to the Change in Control or other event which have been earned but not paid shall become immediately payable, (ii) all then-in-progress Performance Periods for Performance Awards that are outstanding shall end, and either (A) any or all Participants shall be deemed to have earned an award equal to the relevant target award opportunity for the Performance Period in question, or (B) at the Committee's discretion, the Committee shall determine the extent to which Performance Objectives have been met with respect to each such Performance Award, if at all, or (iii) the Company shall cause to be paid to each Participant such partial or full Performance Awards, in cash, Common Stock or other property as determined by the Committee, within thirty (30) days of such Change in Control, based on the Change in Control consideration, which amount may be zero if applicable.

Any such determinations by the Committee may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants, and shall in all events comply with any applicable requirements under Section 409A of the Code. Notwithstanding the foregoing, any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company's capital stock, such transaction shall not constitute a merger, consolidation, major acquisition of property for stock, separation, reorganization, liquidation, or Change in Control.

17. Termination and Amendment. The Board, by resolution, may terminate the Plan with respect to any Awards that have not been granted. The Board or Committee may, at any time, amend or modify the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, to comply with the requirements for listing on any exchange where the Stock is listed, or if the Company, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable. Notwithstanding any other provision of the Plan to the contrary (but subject to a Participant's employment being terminated for Cause), no termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant of such Award.

18.    Agreement and Representation of Employees. As a condition to the receipt of any shares of Stock under the Plan, the Company may require the person receiving such shares to represent and warrant that the shares of Common Stock are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

19.    Reservation of Shares of Common Stock. The Company, during the term of the Plan, will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by legal counsel for the Company for the lawful issuance and sale of its Common Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Common Stock as to which the requisite authority has not been obtained.

20.    Withholding.

(a)    Withholding Requirement. The Company's obligations to deliver shares upon the exercise of an Option, or upon the vesting of any other Award, shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

(b)    Withholding with Stock. The Committee may, in its sole discretion, permit a Participant to pay all minimum required amounts of tax withholding, or any part thereof, by electing to transfer to the Company, or to have the Company withhold from the shares of Common Stock otherwise issuable to the Participant, shares of Common Stock having a value not to exceed the minimum amount required to be withheld under federal, state or local law or such lesser amount as may be elected by the Participant. The Committee may require that any shares transferred to the Company have been held or owned by the Participant for a minimum period of time. All elections shall be subject to the approval or disapproval of the Committee. The value of shares of Stock to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the "Tax Date”), as determined by the Committee. Any such elections by Participant to have shares withheld for this purpose will be subject to the following restrictions:

(1)    All elections must be made prior to the Tax Date;

(2)    All elections shall be irrevocable; and

(3)    If the Participant is an officer or director of the Company within the meaning of Section 16 of the 1934 Act ("Section 16"), the Participant must satisfy the requirements of such Section 16 and any applicable rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.

21.    Effective Date of Plan. The Plan was originally effective as of June 9, 1987 and this most recent amendment and restatement, if approved by the Company's shareholders, will be effective May 14, 2013.

22.    Code Section 409A. This Plan is intended to meet or to be exempt from the requirements of Section 409A of the Code, and shall be administered, construed and interpreted in a manner that is in accordance with and in furtherance of such intent. Any provision of this Plan that would cause an Award to fail to satisfy Section 409A of the Code or, if applicable, an exemption from the requirements of that Section, shall be amended (in a manner that as closely as practicable achieves the original intent of this Plan) to comply with Section 409A of the Code or any such exemption on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

23.    Termination Date of Plan. This Plan shall terminate and expire on the tenth anniversary of the Effective Date unless terminated prior thereto by action of the Board of Directors. No Award shall be granted pursuant to this Plan after such termination. Termination of this Plan shall not affect any Award granted during the term of this Plan.